                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 21, 2007
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                            CATSKILL LITIGATION TRUST
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               (Exact name of registrant as specified in charter)

          Delaware                   333-112603             16-6547621
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)        Identification No.)

c/o Christiana Bank & Trust Company, 1314 King Street, Wilmington, Delaware  19801
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     (Address of principal executive offices)                             (Zip Code)

      Registrant's telephone number, including area code (302) 888-7400
                                                         --------------

        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

   Check  the  appropriate  box  below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

   |_| Written communications  pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

   |_|  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

   |_|  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

   |_|  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On June 15,  2007,  the  trustees of the  Catskill  Litigation  Trust (the
"Litigation Trust") entered into an amendment to the Declaration of Trust, dated
January  12,  2004,   establishing  the  Litigation   Trust  (as  amended,   the
"Declaration  of Trust").  The Litigation  Trustees had previously  received the approval of more than 66 2/3% of the Unitholders of the Litigation Trust to this amendment,  entitled  "Amendment  No. 2 to the  Declaration of Trust of Catskill
Litigation  Trust"   ("Amendment  No.  2"),  pursuant  to  Section  9.3  of  the
Declaration of Trust. A copy of Amendment No. 2 is being filed as Exhibit 3.1 to this Current Report on Form 8-K.

      As previously announced, on January 24, 2007, the Litigation Trust entered into a Joint Alliance  Agreement  with the St. Regis Mohawk Tribe  providing for the  assignment  to the  Litigation  Trust of certain  claims of Tribal  members against Park Place Entertainment,  Inc. and Clive Cummis, former General Counsel of Park Place Entertainment, Inc. The Joint Alliance Agreement provided that the claims  were  to be  assigned  in  exchange  for a  certificate  evidencing  the ownership by the Tribal  members of  21,912,869  Units in the  Litigation  Trust
(representing a 50% beneficial  interest in the Litigation Trust). In accordance with its  terms,  Amendment  No. 2 became  effective  upon  satisfaction  of the condition that the claims of the Tribal members were duly and properly  assigned to the Litigation  Trust in accordance with the Joint Alliance  Agreement.  Such assignment  was approved by the St.  Regis  Mohawk  Tribal Court as described in
Item 7.01 below.

      Pursuant to Amendment No. 2, the claims  assigned to the Litigation  Trust will become part of the Trust Estate and the  Enrolled  Members of the St. Regis
Mohawk Tribe will become beneficiaries of the Litigation Trust. As a result, the
Litigation  Trust will prosecute such claims in addition to its existing  claims and the Enrolled  Members of the St. Regis Mohawk Tribe and any proceeds of such claims  will  be  deposited  in  the  Recovery  Account  established  under  the
Declaration  of Trust and will be available  for  distribution  to  Unitholders, including such Enrolled Members, in accordance with the terms of the Declaration of Trust.

      In addition, pursuant to Amendment No. 2, Dennis C. Vacco, former Attorney
General  of the State of New York and  former  United  States  Attorney  for the
Western  District of New York, will assume the role of a Litigation  Trustee for the Litigation  Trust and Paul de Bary,  who  previously  served as a Litigation
Trustee,  will  assume  the  role of  Litigation  Trustee  Advisor.  To  further implement the merger of claims, Amendment No. 2 also provides certain changes in the  Declaration  of Trust with respect to payment of expenses,  indemnification and further amendments to the Declaration of Trust.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS.

      See Item 1.01.

ITEM 7.01. REGULATION FD DISCLOSURE.

      On June 21, 2007, pursuant to the Joint Alliance  Agreement,  the trustees of the Catskill  Litigation  Trust  received an assignment of certain  claims of members of the St. Regis Mohawk Tribe against Park Place Entertainment and Clive
Cummis.  The assignment  was  previously  approved by the St Regis Mohawk Tribal

Court.  Following the assignment,  on June 22, 2007,  Dennis C. Vacco and Joseph
Bernstein,  acting in their capacities as Litigation  Trustees of the Litigation
Trust,  filed an enforcement  action in the United States District Court for the
Northern District of New York. The enforcement action was filed against Harrah's
Operating Company,  Inc. (a wholly owned subsidiary of Harrah's  Entertainment ,
Inc. (HET)), as successor to Park Place Entertainment, Inc., and Clive Cummis to
enforce an order of default  judgment  issued by the St.  Regis  Mohawk Court on
March 20, 2001 against Park Place  Entertainment,  Inc.  and Clive  Cummis.  The
order of default judgment ordered the defendants to pay $1.782 billion of actual damages and $5 million of punitive damages.  The Litigation Trust has also filed a motion in the St. Regis Mohawk Tribal Court for a determination of the rate of interest which should apply to the judgment under Mohawk law. A previous suit to
enforce  the  default   judgment  was  dismissed,   without   prejudice  to  the
recommencement  of the suit,  after the  Judge  had not heard  further  from the parties concerning efforts to settle the case. Harrah's Entertainment, Inc., the parent of Harrah's operating  company,  has indicated in its public filings that it believed that the case had been settled and intends to vigorously  defend any attempt to enforce the judgment.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Exhibits.

            3.1   Amendment  No.  2 to the  Declaration  of  Trust  of  Catskill
                  Litigation Trust

                                   SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                       CATSKILL LITIGATION TRUST
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                                              (Registrant)

Date: June 22, 2007
                                    By: /s/ Joseph E. Bernstein
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                                        Joseph E. Bernstein
                                        Litigation Trustee